BOARD REPRESENTATIVE AGREEMENT

THIS BOARD REPRESENTATIVE AGREEMENT (this **"Agreement"**) is entered into on October 31, 2009 (the **"Effective Date"**) by and among **Ecotality, Inc.,** a Nevada corporation (the **"Company"**) **BridgePointe Master Fund Ltd.** (**"BridgePointe"**), Shenzhen Goch Investment Ltd. (**"SGI"**) and Cybernaut Investments (**"Cybernaut"** and, together with SGI and BridgePointe, the **"Investors"**). Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in each of the Securities Purchase Agreements (each as defined below) or in each of the Debentures (each as defined below).

WHEREAS, pursuant to the Securities Purchase Agreements, the Company issued to BridgePointe, SGI and certain other investors (the **"Debenture Holders"**), Debentures and Warrants, where "Securities Purchase Agreements," "Debentures" and "Warrants" shall have the meaning ascribed to it in the Amendment to Debentures and Warrants, Agreement and Waiver, as amended, by and between the Company and the Debenture Holders, dated on or about May 15, 2009 (the **"May 15, 2009 Amendment"**);

WHEREAS, the Company and the Existing Investors now desire that the Company enter into an agreement to issue up to $25,000,000 of common stock and warrants to BridgePointe and certain other accredited investors (the **"New Offering"**);

WHEREAS, each of the Debenture Holders has agreed to exchange its Debentures and Warrants into Series A Preferred Stock (**"Series A Preferred Stock"**) pursuant a Securities Exchange Agreement in the form attached hereto as Exhibit "A" (the **"Exchange Agreement"**);

WHEREAS, as a condition to each of the Investors entering into the Exchange Agreement, the Company and each of the Investors, separately and not jointly, agree to the terms of this Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

1. Right to Appoint Board Member. At any time after the Effective Date of this Agreement and continuing for a period of twenty four (24) months thereafter (the **"Board Right Period"**), each Investor, individually and not jointly (either itself or through its investment manager), shall have the right (but not the obligation) to recommend a nominee (an **"Investor Nominee"**) to the Company's Board of Directors (the **"Board"**) at any time that such Investor does not then have an Investor Nominee that it recommended for nomination serving on the Board. Each Investor may separately submit its Investor Nominee to the Company, in writing (a **"Nomination Notice"**), anytime after the Effective Date of this Agreement that such Investor does not then have an Investor Nominee that it recommended for nomination serving on the

Board. The Company agrees that it will cause the Investor Nominee to be elected or appointed as a member of the Company's Board of Directors within five (5) business days of the date of receipt of a Nomination Notice, provided that the Investor Nominee meets the minimum qualifications (the "**Minimum Qualifications**") for the position set forth in the Company's Articles of Incorporation, By-Laws, Nominating Committee Charter, any stock exchange rules applicable to the Company, the requirements imposed on directors of public companies by the Securities Exchange Commission, or other similar document setting forth the requirements for qualification and appointment of such Nominee. After its receipt of a Nomination Notice, the Company shall cause the Committee responsible for nominating the slate of directors to be presented to the shareholders for election at the next annual shareholders meeting to include the Investor Nominee, and shall use all commercially reasonable efforts to cause the shareholders to elect the Investor's Nominee at such annual meeting of shareholders.

2. Board Vacancies. Any Investor Nominee may resign from the Board, at its option, at any time. For purposes of clarification, if an Investor Nominee that was recommended for nomination to the Board of Directors by a given investor resigns from (or otherwise ceases to serve on) the Board (each, a "**Vacancy**"), such Investor shall have a right for the 30 day period following such Vacancy to submit another Investor Nominee for appointment to the Board to fill the Vacancy and Company agrees that it will cause such Investor Nominee to be elected or appointed as a member of the Company's Board of Directors in accordance with Section 1 of this Agreement within five (5) business days of the date of receipt of the applicable Nomination Notice, provided that the Investor Nominee meets the Minimum Qualifications. If the Investor Nominee having such board appointment rights (the "**Original Board Right Holder**") fails to nominate a qualified replacement Investor Nominee to fill the Vacancy within such 30 day period, or if any Original Board Right Holder fails to nominate a qualified Investor Nominee by not later than the date that is sixty (60) days after the date hereof, then in either such case the other Investors (the "**Other Investors**") shall have the right, for a period of 15 days thereafter, to submit a Nomination Notice to recommend an Investor Nominee to fill the Vacancy. If neither the Original Board Right Holder nor the Other Investors submits a Nomination Notice within the time periods prescribed above, then the Investors shall permanently lose the right to fill that Vacancy (a "**Lost Board Seat**").

3. Additional Conditions to Closing of New Offering and Securities Exchange. Prior to and as a condition to the closing of the New Offering and prior to and as a condition of the exchange of securities contemplated under the Exchange Agreement, (i) Carlton M. Johnson as the Investor Nominee for BridgePointe shall have been approved and elected or appointed to the Company's Board of Directors, (ii) the Company shall have caused a number of the existing members of its Board of Directors to resign, such that its Board of Directors has not more than three (3) remaining members other than Investor Nominees and (iii) the Company shall have provided to each of the Investors a Resolution of the Company's Board of Directors approving or ratifying this Agreement. Not later than sixty (60) days after the date hereof, an Investor Nominee for each of the three Investors (for a total of three Investor Nominees) shall have been recommended by each respective Investor, and approved and elected or appointed to the Company's Board of Directors (where BridgePointe's recommended and appointed Investor Nominee shall have been Carlton M. Johnson).

4. Maximum Board Size. The Company agrees (i) not to add any additional member(s) to its board of directors, other than the Investor Nominees, and (ii) not to replace any existing member(s) of its board of directors (except for replacing a departed director who was an Investor Nominee, in accordance with the terms hereof), in each case unless the Board of Directors contains three Investor Nominees immediately prior to such addition or replacement. The Company agrees that, during the Board Right Period, its Board of Directors shall contain (i) no more than six members, if there are less than three Investor Nominees then serving on the Board of Directors or (ii) no more than seven members in any event.

5. Restriction on Issuance of Common Stock or Common Stock Equivalents. Notwithstanding anything to the contrary in the Securities Purchase Agreement for the New Offering of date even herewith (the **"New SPA"**), and except for (i) the securities issuable to the Purchasers (as defined in the New SPA) pursuant to the Closing (as defined in the New SPA) under the New SPA, (ii) securities issuable pursuant to clause (g) of the definition of "Exempt Issuance" contained in the New SPA (which for purposes of clarity reads as follows *"(g) up to an amount of Common Stock and warrants equal to the difference between $25,000,000 and the aggregate Subscription Amounts hereunder, on the same terms and conditions and prices as hereunder (as adjusted for forward and reverse stock splits, stock dividends, recapitalizations and the like, including the Reverse Stock Split), with investors executing definitive agreements for the purchase of such securities and such transactions having closed on or before November 15, 2009"*), (iii) up to $100,000 worth of securities in any 30 day period issued in the ordinary course of the Company's business (for example to vendors) and (iv) any issuances included in Schedule 3.1(g) of the Exchange Agreement, anytime during the Board Right Period that the Company's Board of Directors contains less than three (3) Investor Nominees (less the number of Lost Board Seats, if any), the Company shall not issue, or enter into any agreements to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreements), regardless of whether or not such issuance or agreement to issue would otherwise meet the definition of an "Exempt Issuances."

6. Specific Enforcement. The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof. The injunctive remedy hereunder is not exclusive and is in addition to any other remedy to which the Investors may be entitled by law or equity.

7. Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out

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of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement.

8. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of the Investors. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of the Investors.

9. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

10. Governing Law and Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the venue for court actions shall be determined in accordance with the provisions of the Exchange Agreement.

11. Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

12. Representations and Warranties; Corporate Authority.

(a) The Company hereby represents and warrants to the Investors that, as of the Effective Date of this Agreement: (i) the Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder; (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith; (iii) this Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law; (iii) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (X) conflict with or violate any provision of the Company's articles of incorporation or bylaws, or (Y) conflict with, or

constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (Z) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound.

(b) Each Investor, severally but not jointly, hereby represents and warrants to the Company that, as of the Effective Date of this Agreement: (i) such Investor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder; (ii) the execution and delivery of this Agreement by such Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor and no further action is required by such Investor, its board of directors, managers or its stockholders in connection therewith; (iii) this Agreement has been duly executed by such Investor and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (B) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable law; (iii) the execution, delivery and performance of this Agreement by such Investor and the consummation by such Investor of the transactions contemplated hereby do not and will not: (X) conflict with or violate any provision of such Investors articles of incorporation or bylaws or other charter documents, or (Y) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Investor is subject (including federal and state securities laws and regulations).

13. Joint Preparation. Each of the parties hereto acknowledges that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against any party.

14. Agreement Not Effective Until All Parties Agree. This Agreement shall not be effective unless and until the Company and all of the Investors shall have agreed to the terms and conditions hereunder.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ECOTALITY, INC., a Nevada corporation

By: Barry S Baer
Name: BARRY S BAER
Title: CHIEF FINANCIAL OFFICER

[*signature page of Holders/Investors follows*]

Investors Signature Page

BRIDGEPOINTE MASTER FUND LTD.

By: [signature]
Name: Eric S. Swartz
Title: Director

SHENZHEN GOCH INVESTMENT LTD.

By: ______________________
Name: ______________________
Title: ______________________

CYBERNAUT INVESTMENTS

By: ______________________
Name: ______________________
Title: ______________________

Investors Signature Page

BRIDGEPOINTE MASTER FUND LTD.

By: ______________________
Name: ______________________
Title: ______________________

SHENZHEN GOCH INVESTMENT LTD.

By: Daryl Magana
Name: DARYL MAGANA
Title: PARTNER

CYBERNAUT INVESTMENTS

By: Daryl Magana
Name: DARYL MAGANA
Title: PARTNER